Tri-Continental Corporation IRA

Distribution Request Form

Use this form when requesting a distribution from an Individual Retirement Account (IRA).

For questions about tax implications, you may wish to consult with a financial advisor or tax advisor about any applicable taxes and/or penalties. Tax implications vary based on the type of distribution. Distribution rules for an Inherited IRA are based on several factors. We encourage you to review the Individual Retirement Account Custodial Agreement for beneficiary provisions.

Part 1	Depositor Information: (Please type or print.)

IRA Depositor/Stockholder Name (First, Middle Initial, Last) Date of Birth (MM/DD/YYYY) Social Security Number

☐ Please check if you are changing your address of record. A Medallion Signature Guarantee is required.

Street Address or APO/FPO	City State ZIP Code

Mobile Phone Number	Home Phone Number

Note: If you are changing your address to a PO Box, a residential address is also required. Please provide your residential address below.

Street Address	City State ZIP Code

Part 2	IRA Account Registration: (Please choose only one.)

☐ Traditional IRA ☐ Roth IRA  ☐ SEP IRA*  ☐ SARSEP IRA*  ☐ Rollover IRA  ☐ SIMPLE IRA* (A 25% penalty may apply if the SIMPLE IRA has been open and funded for less than two years.)

*Plan number, if applicable

Part 3	Type Of Distribution: (Please choose only one.)

☐ Normal Distribution — age 59 1⁄2 or older ☐ Required Minimum Distribution	☐ Premature Distribution* ☐ Death ☐ Disability

☐ Excess Contribution — current tax year: Date of excess / /	☐ Premature Distribution with Exception (SEPP)*

☐ Excess Contribution — prior tax year ☐ Divorce *Penalties may apply. You may wish to consult with a tax advisor.	☐ Other

Part 4	Federal and State Income Tax Withholding: (Choose A, B, or C below.)

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs. You may wish to consult with a tax advisor for more information.

The default federal income tax withholding rate is 10% and will be applied if no withholding is elected (applicable state income taxes may also apply). If you want a withholding rate other than 0% or 10% for federal income taxes, you are required to complete and submit the attached Form W-4R with this form.

Withholding elections established for a Systematic Withdrawal Plan in Part 6 will remain in effect until a new Form W-4R is received.

A mandatory federal tax withholding rate of 10% will apply for a special payee with a foreign address outside of the United States.

☐	A. Do not withhold federal income tax from my distribution.

☐	B. Withhold the default federal income tax withholding rate of 10%.

☐	C. I would like a federal income tax withholding election other than 0% or 10%. I will complete and attach the Form W-4R with this form.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 F (01/24)

Part 5	Payment Instructions: (Please choose one election in either section A or B and complete section C if applicable.)

A. Stockholder or Authorized Individual Election:

☐ 1.	Make the check payable to me and mail to the address of record. A Medallion Signature Guarantee (MSG) is required if the requested amount is over $100,000.

☐ 2.	Make a qualified charitable distribution payable to:

The check will mail to the address of record. A MSG is required.

☐ 3.	Make check payable to and mail as indicated below in section C. Payee Information A MSG is required.

☐ 4.	Deposit directly to my bank account via Automated Clearing House (ACH). No fee is deducted from the mutual fund account.

☐ a.	Into my existing bank instructions on file.

☐ b.	Into new bank instructions. Complete Part 7 Bank Information. A MSG is required.

☐ 5.	Deposit directly to my bank account via Fedwire (must be $500.00 or greater). A fee of $7.50 will be deducted from the mutual fund account (additional bank fees may apply).

☐ a.	Into my existing bank instructions on file.

☐ b.	Into new bank instructions. Complete Part 7 Bank Information. A MSG is required.

☐ 6.	Invest my distribution into the non-IRA account referenced below:

☐ a.	Existing Tri-Continental Corporation non-IRA. Fund number Account number

☐ b.	Existing Columbia Threadneedle Investments non-IRA. Fund number Account number

☐ c.	New Columbia Threadneedle Investments non-IRA. (Please attach a new account application.)

☐ 7.	Transfer my shares to the Tri-Continental Corporation IRA account referenced below. (Due to divorce only.):

A MSG is required. Please include a copy of the final Divorce Decree. The language within the final

Divorce Decree must specifically state how the Tri-Continental Corporation IRA account(s) are to be distributed. Please reference the dollar amount, percentage or number shares of each account under the section for Distribution Options.

☐ a.	Existing Tri-Continental Corporation IRA. Fund number Account number

☐ b.	New Tri-Continental Corporation IRA. (Former spouse must complete and attach an IRA application.)

B. Estate or Beneficiary Election: Complete this section and section C. Payee Information, if you are acting as the Executor or Beneficiary.

If you are acting as the Executor, a Signature Guarantee is required. If you are acting as the Beneficiary, a MSG or Signature Guarantee is required. A certified copy of the death certificate is required for the stockholder.

☐ 1.	Lump sum distribution. Please choose a payment option below:

☐ a.	Make check payable to and mail as indicated below in section C. Payee Information.

☐ b.	Direct deposit by ACH to the bank account listed in section C. Payee Information. No fee is deducted from the mutual fund account.

☐ c.

Direct deposit by Fedwire (must be $500.00 or greater) to the bank account listed in section C. Payee Information. A fee of $7.50 will be deducted from the mutual fund account (additional bank fees may apply).

☐ 2.	Transfer the entire value to the spousal IRA account referenced below. (For spousal beneficiaries only.):

☐ a.	Existing Tri-Continental Corporation IRA. Fund number Account number

☐ b.	New Tri-Continental Corporation IRA. (Please attach an IRA application.)

☐ 3.	Transfer the inherited portion to the IRA account referenced below:

☐ a.	Existing Tri-Continental Corporation Inherited IRA. Fund number Account number

☐ b.	New Tri-Continental Corporation Inherited IRA. (Please attach an IRA application.)

☐ 4.	Invest the inherited portion to the non-IRA account referenced below:

☐ a.	Existing Tri-Continental Corporation non-IRA. Fund number Account number

☐ b.	Existing Columbia Threadneedle Investments non-IRA. Fund number Account number

☐ c.	New Columbia Threadneedle Investments non-IRA. (Please attach a new account application.)

C. Payee Information: (Tax Identification Number and Date of Birth required for death distributions.)

                           Beneficiary or Estate     Beneficiary

Payee or Beneficiary Name (First, Middle Initial, Last)     Tax Identification Number    Date of Birth (MM/DD/YYYY)

Street Address                   City               State    Zip Code

Daytime Phone Number	Relationship to IRA Stockholder	Date of Death for IRA Stockholder (MM/DD/YYYY)

Bank Account Information (If applicable)

Name of Bank                Bank ABA Routing Number       Bank Account Number

Federal law requires us to obtain certain information from you, which we may use to verify your identity. If we are unable to verify this information, we reserve the right to close or limit your account.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 F (01/24)

Part 6	Distribution Options: (Complete section A and/or B.)

About the sale of Tri-Continental Corporation shares:

☐

If you have outstanding stock certificates, you must send your stock certificates to the Service Agent (this is one of the requirements for your sell order to be considered received in “good form”). We recommend using registered mail when returning outstanding certificates for 2% of the current market value of the shares. The recommended insurance amount is based on the premium for a lost certificate bond in the event the certificate is lost in transit.

☐

Distributions for Tri-continental are generally priced one time per week, typically each Wednesday. A sell order received in “good form” on a Thursday will not be processed (and your shares not sold) until the following Wednesday, provided that the New York Stock Exchange is open for business on such day.

I authorize Tri-Continental Corporation or its Service Agent to liquidate the amount indicated from the account number(s) listed below.

A.	One-time Full or Partial Distribution: (Please make a copy of this page if you need to include additional accounts with this distribution request.)

Fund Number	Account Number		Dollar Amount	or	Percent	or	Number of Shares
		$			%

B.	Recurring Distribution (Complete section 1 and/or 2.)

Fund Selection
Fund Number	Account Number

1.	Systematic Withdrawal Plan (Please refer to Part 4 Federal and State Income Tax Withholding. Check only one box below.)

☐ Add option  ☐ Update the existing option  ☐ Discontinue the existing option

               Month   Year

a.	Begin distributions in .

b.	Select frequency of periodic distributions (does not apply to cash dividends and capital gains).

Note: Distributions will be processed on the 1st or 15th day of the month(s), regardless of whether or not the 1st or 15th falls on a Wednesday. If the selected date falls on a weekend or holiday, the transaction will be processed on the previous business date. Please specify the day you prefer. If no date is specified, your payment will default to the 15th of the month

☐ All months or check all that apply.	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June
	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

c.	Specify distribution method:

☐	Dollar amount $

☐	Fixed period of years. (Not to exceed the joint life expectancy of stockholder and beneficiary.)

☐

Life expectancy. (Will apply to all accounts for the stockholder or the beneficiary. If you are the beneficiary, you are required to select one of the options below. You may refer to the Additional Information section on the last page of this form or IRS.gov before selecting an option below. You may also speak with a tax advisor or financial professional regarding the options available to you.)

☐ i.	Required minimum distribution based on the uniform lifetime table in IRS regulations.

☐ ii.

Required minimum distribution based upon stockholder and beneficiary’s joint life expectancy. (In order to use this method, your spouse must be your sole primary beneficiary and more than 10 years younger than you.)

☐ iii.	Life expectancy payments based on the single life expectancy table for beneficiaries in IRS regulations. (Only available to an Eligible Designated Beneficiary (EDB).)

☐ iv.	5-Year declining balance. (Only available to Designated Beneficiaries.)

☐ v.	10-Year declining balance. (Only available to Designated Beneficiaries.)

2.	Distribution Payment Options (Penalties and taxes may apply if you are under the age of 59 1⁄2. You may wish to consult with a tax advisor.)

☐ a.	Credited 75% to my account in shares and 25% paid to me in cash.

☐ b.	Credited 50% to my account in shares and 50% paid in cash.

☐ c.	100% paid to me in cash.

Indicate payment method:

☐ a.	Check to Address of Record

☐ b.	Direct Deposit to Bank by ACH (Complete the section for Bank Information)

Note: If you choose to close your account, you will be subject to the $20 termination fee at that time. This fee is not prorated for periods of less than one full year.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 F (01/24)

Part 7	Bank Information

Please complete this section if you are requesting to have redemption proceeds or dividends/capital gain distributions sent to a bank account not on file. A Medallion Signature Guarantee may be required. The bank information will be permanently added to your account, unless you indicate below, this is a one-time wire or ACH request.

☐	Yes, this is a one-time wire or ACH request. Do not add bank information to my account at this time.

Bank Account Type:    ☐ Checking    ☐ Savings

Bank Account Information:

Bank ABA Routing Number (Enter nine digit number; see below)	Bank Account Number (Do not use spaces or dashes; see below)

For Further Credit to the Account of (if applicable; for wire transfers):

Name of Bank	Bank Phone Number

Name of Bank Account Owner	Name of Joint Bank Account Owner (if applicable)

Bank Account Owner(s) Authorization

Signature of Bank Account Owner (required)	Signature of Joint Bank Account Owner (required)

X	X

When wiring to a foreign bank account, please contact a representative to confirm additional bank instructions.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 F (01/24)

Part 8	Signature and Taxpayer Identification Number Certification: (Complete section A and B.)

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number; and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions, which are available upon request or at www.irs.gov);

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

A. Current Investor Information - REQUIRED: Provide the name on the account exactly as it appears in the current account registration.

IRA Depositor/Stockholder Name (First, Middle Initial, Last)	Date of Birth	(MM/DD/YYYY)	Social Security Number

Street Address or APO/FPO	City		State ZIP Code

B. Authorization - REQUIRED: The registered IRA stockholder must print and sign below. If you are not the registered IRA stockholder and are acting in a special capacity as an authorized individual (executor, administrator, custodian, trustee, beneficiary, power of-attorney, etc.) please print, sign, and indicate your capacity below. A Medallion Signature Guarantee (MSG) or Signature Guarantee may be required.

By signing below, I certify that I am authorized to request payment from this IRA account and that all information provided by me is true and accurate. I further certify that no tax advice has been given to me by Tri-Continental Corporation (the Fund), Columbia Management Investment Services Corp. (the Service Agent), the Custodian and their respective affiliates, officers, directors, agents and employees. All decisions regarding this sell order are my own. I expressly assume the responsibility for any adverse consequences which may arise from this sell order and I agree that the Fund, the Service Agent, the Custodian and their respective affiliates, officers, directors, agents and employees shall in no way be held responsible.

If I requested a qualified charitable distribution, I certify the IRA distribution complies with IRC Section 408(d)(8).

If I have selected a distribution option that is only available to an Eligible Designated Beneficiary (EDB) as defined below, I also certify that I meet the IRS guidelines to be considered an EDB.

Please note, any beneficiary who (i) elects to take scheduled distributions and fails to meet the required minimum distribution (RMD) in any tax year, and/or (ii) elects the 5 or 10 year declining balance rule and fails to fully distribute the account within the 5 or 10 years: may be subject to an excise tax up to 25% of the amount not distributed by the IRS. Additional Information is available on the next page and on IRS.gov. Please speak with a tax advisor or financial professional regarding the options available to you as beneficiary prior to requesting a distribution.

The Internal Revenue Service does not require your consent to any provision of the document other than the certification required to avoid backup withholding.

Print Name of IRA Depositor/Stockholder or Authorized Individual	Affix Signature Guarantee or MSG Stamp here

Signature of IRA Depositor/Stockholder or Authorized Individual

X

Capacity (Required for Authorized Individual) Date (MM/DD/YYYY)

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

The Service Agent may require a Medallion Signature Guarantee (MSG) or Signature Guarantee stamp for your signature in order to process certain transactions. A MSG or Signature Guarantee stamp may be executed by any eligible institution, including, but not limited to, the following: brokers or dealers, banks, credit unions, and savings associations. A MSG or Signature Guarantee helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Service Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction. You may refer to the Fund’s prospectus for more information.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 F (01/24)

Part 9	Return Instructions

Regular mail Tri-Continental Corporation	Overnight mail Tri-Continental Corporation
PO Box 219371	c/o SS&C GIDS, Inc.
Kansas City, MO 64121-9371	430 W 7th Street, STE 219371 Kansas
City, MO 64105-1407

Additional Information

Beneficiary Types:

Eligible Designated Beneficiary(EDB) is a:

☐	surviving spouse

☐	stockholder’s child who has not reached age of majority, age 21

☐	an individual that is disabled under section 72(m)(7) of the Interval Revenue Code or chronically ill as defined under section 7702B(c)(2) individual, or

☐	an individual who is not more than 10 years younger than the stockholder.

Designated Beneficiary is an individual that is not considered an EDB.

Non-Designated Beneficiary is a non-person, estate, charity, corporation or non-qualifying trust.

2nd Generation Beneficiary is the beneficiary of assets held in a decedent IRA.

Distribution Options:

Single Life Expectancy: Scheduled distributions must begin by December 31st of the year following the stockholder’s death using the beneficiary’s single life expectancy. The factor will be reduced by one each year for a non-spouse beneficiary. A spouse as sole beneficiary may delay taking distribution until December 31st of the year the stockholder would have attained the age of 72 or may instead treat the IRA as his/her own.

A beneficiary that is the minor child of the stockholder may use their single life expectancy until reaching the age of majority, normally age 21. Any remaining assets must be fully distributed within the next 10 years, normally by their 31st birthday.

10-year Rule: Assets must be distributed by December 31st of the year containing the 10th anniversary of the stockholder’s death.

5-year Rule: Assets must be distributed by December 31st of the year containing the 5th anniversary of the stockholder’s death. Please consult with your tax advisor regarding your payout options as the IRA has proposed rules that have not be finialized.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2024 Columbia Management Investment Advisers, LLC. All rights reserved.	CTNA5421583.2 (01/24)	CT-FR/113352 F (01/24)

	Withholding Certificate for Nonperiodic Payments and Eligible Rollover Distributions Give Form W-4R to the payer of your retirement payments.	OMB No. 1545-0074
Department of the Treasury Internal Revenue Service

1a First name and middle initial	Last name	1b Social security number
Address
City or town, state, and ZIP code
Your withholding rate is determined by the type of payment you will receive.

•   For nonperiodic payments, the default withholding rate is 10%. You can choose to have a different rate by entering a rate between 0% and 100% on line 2. Generally, you can’t choose less than 10% for payments to be delivered outside the United States and its territories.

•   For an eligible rollover distribution, the default withholding rate is 20%. You can choose a rate greater than 20% by entering the rate on line 2. You may not choose a rate less than 20%.

See page 2 for more information.

2 Complete this line if you would like a rate of withholding that is different from the default withholding rate. See the instructions on page 2 and the Marginal Rate Tables below for additional information. Enter the rate as a whole number (no decimals)	2%

Sign Here
	Your signature (This form is not valid unless you sign it.)	Date

General Instructions

Section references are to the Internal Revenue Code.

Future developments. For the latest information about any future developments related to Form W-4R, such as legislation enacted after it was published, go to www.irs.gov/FormW4R.

Purpose of form. Complete Form W-4R to have payers withhold the correct amount of federal income tax from your nonperiodic payment or eligible rollover distribution from an employer retirement plan, annuity (including a commercial annuity), or individual retirement arrangement (IRA). See page 2 for the rules and options that are available for each type of payment. Don’t use Form W-4R for periodic payments (payments made in installments at regular intervals over a period of more than 1 year) from these plans or arrangements. Instead, use Form W-4P, Withholding Certificate for Periodic Pension or Annuity Payments. For more information on withholding, see Pub. 505, Tax Withholding and Estimated Tax.

Caution: If you have too little tax withheld, you will generally owe tax when you file your tax return and may owe a penalty unless you make timely payments of estimated tax. If too much tax is withheld, you will generally be due a refund when you file your tax return. Your withholding choice (or an election not to have withholding on a nonperiodic payment) will generally apply to any future payment from the same plan or IRA. Submit a new Form W-4R if you want to change your election.

2024 Marginal Rate Tables

You may use these tables to help you select the appropriate withholding rate for this payment or distribution. Add your income from all sources and use the column that matches your filing status to find the corresponding rate of withholding. See page 2 for more information on how to use this table.

Single or Married filing separately		Married filing jointly or Qualifying surviving spouse		Head of household
Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more
$0	0%	$0	0%	$0	0%
14,600	10%	29,200	10%	21,900	10%
26,200	12%	52,400	12%	38,450	12%
61,750	22%	123,500	22%	85,000	22%
115,125	24%	230,250	24%	122,400	24%
206,550	32%	413,100	32%	213,850	32%
258,325	35%	516,650	35%	265,600	35%
623,950*	37%	760,400	37%	631,250	37%

* If married filing separately, use $380,200 instead for this 37% rate.

For Privacy Act and Paperwork Reduction Act Notice, see page 3.	Cat. No. 75085T	Form W-4R (2024)

Form W-4R (2024)	Page 2
General Instructions (continued)	Line 2

Nonperiodic payments—10% withholding. Your payer must withhold at a default 10% rate from the taxable amount of nonperiodic payments unless you enter a different rate on line 2. Distributions from an IRA that are payable on demand are treated as nonperiodic payments. Note that the default rate of withholding may not be appropriate for your tax situation. You may choose to have no federal income tax withheld by entering “-0-” on line 2. See the specific instructions below for more information. Generally, you are not permitted to elect to have federal income tax withheld at a rate of less than 10% (including “-0-”) on any payments to be delivered outside the United States and its territories.

Note: If you don’t give Form W-4R to your payer, you don’t provide an SSN, or the IRS notifies the payer that you gave an incorrect SSN, then the payer must withhold 10% of the payment for federal income tax and can’t honor requests to have a lower (or no) amount withheld. Generally, for payments that began before 2024, your current withholding election (or your default rate) remains in effect unless you submit a Form W-4R.

Eligible rollover distributions—20% withholding.

Distributions you receive from qualified retirement plans (for example, 401(k) plans and section 457(b) plans maintained by a governmental employer) or tax-sheltered annuities that are eligible to be rolled over to an IRA or qualified plan are subject to a 20% default rate of withholding on the taxable amount of the distribution. You can’t choose withholding at a rate of less than 20% (including “-0-”). Note that the default rate of withholding may be too low for your tax situation. You may choose to enter a rate higher than 20% on line 2. Don’t give Form W-4R to your payer unless you want more than 20% withheld.

Note that the following payments are not eligible rollover distributions for purposes of these withholding rules:

•	Qualifying “hardship” distributions;

•	Distributions required by federal law, such as required minimum distributions;

•	Generally, distributions from a pension-linked emergency savings account;

•	Eligible distributions to a domestic abuse victim;

•	Qualified disaster recovery distributions;

•	Qualified birth or adoption distributions; and

•	Emergency personal expense distributions.

See Pub. 505 for details. See also Nonperiodic payments—10% withholding above.

Payments to nonresident aliens and foreign estates. Do not use Form W-4R. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, and Pub. 519, U.S. Tax Guide for Aliens, for more information.

Tax relief for victims of terrorist attacks. If your disability payments for injuries incurred as a direct result of a terrorist attack are not taxable, enter “-0-” on line 2. See Pub. 3920, Tax Relief for Victims of Terrorist Attacks, for more details.

Specific Instructions

Line 1b

For an estate, enter the estate’s employer identification number (EIN) in the area reserved for “Social security number.”

More withholding. If you want more than the default rate withheld from your payment, you may enter a higher rate on line 2.

Less withholding (nonperiodic payments only). If permitted, you may enter a lower rate on line 2 (including “-0-”) if you want less than the 10% default rate withheld from your payment. If you have already paid, or plan to pay, your tax on this payment through other withholding or estimated tax payments, you may want to enter “-0-”.

Suggestion for determining withholding. Consider using the Marginal Rate Tables on page 1 to help you select the appropriate withholding rate for this payment or distribution. The tables are most accurate if the appropriate amount of tax on all other sources of income, deductions, and credits has been paid through other withholding or estimated tax payments. If the appropriate amount of tax on those sources of income has not been paid through other withholding or estimated tax payments, you can pay that tax through withholding on this payment by entering a rate that is greater than the rate in the Marginal Rate Tables.

The marginal tax rate is the rate of tax on each additional dollar of income you receive above a particular amount of income. You can use the table for your filing status as a guide to find a rate of withholding for amounts above the total income level in the table.

To determine the appropriate rate of withholding from the table, do the following. Step 1: Find the rate that corresponds with your total income not including the payment. Step 2: Add your total income and the taxable amount of the payment and find the corresponding rate.

If these two rates are the same, enter that rate on line 2. (See Example 1 below.)

If the two rates differ, multiply (a) the amount in the lower rate bracket by the rate for that bracket, and (b) the amount in the higher rate bracket by the rate for that bracket. Add these two numbers; this is the expected tax for this payment. To get the rate to have withheld, divide this amount by the taxable amount of the payment. Round up to the next whole number and enter that rate on line 2. (See Example 2 below.)

If you prefer a simpler approach (but one that may lead to overwithholding), find the rate that corresponds to your total income including the payment and enter that rate on line 2.

Examples. Assume the following facts for Examples 1 and 2. Your filing status is single. You expect the taxable amount of your payment to be $20,000. Appropriate amounts have been withheld for all other sources of income and any deductions or credits.

Example 1. You expect your total income to be $62,000 without the payment. Step 1: Because your total income without the payment, $62,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Step 2: Because your total income with the payment, $82,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Because these two rates are the same, enter “22” on line 2.

Example 2. You expect your total income to be $43,700 without the payment. Step 1: Because your total income without the payment, $43,700, is greater than $26,200 but less than $61,750, the corresponding rate is 12%. Step 2: Because your total income with the payment, $63,700, is

Form W-4R (2024)	Page 3

greater than $61,750 but less than $115,125, the corresponding rate is 22%. The two rates differ. $18,050 of the $20,000 payment is in the lower bracket ($61,750 less your total income of $43,700 without the payment), and $1,950 is in the higher bracket ($20,000 less the $18,050 that is in the lower bracket). Multiply $18,050 by 12% to get $2,166. Multiply $1,950 by 22% to get $429. The sum of these two amounts is $2,595. This is the estimated tax on your payment. This amount corresponds to 13% of the $20,000 payment ($2,595 divided by $20,000). Enter “13” on line 2.

Privacy Act and Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide this information only if you want to (a) request additional federal income tax withholding from your nonperiodic payment(s) or eligible rollover distribution(s); (b) choose not to have federal income tax withheld from your nonperiodic payment(s), when permitted; or (c) change a previous Form W-4R (or a previous Form W-4P that you completed with respect to your nonperiodic payments or eligible rollover distributions). To do any of the aforementioned, you are required by sections 3405(e) and 6109 and their regulations to provide the information requested on this form. Failure to provide this information may result in inaccurate withholding on your payment(s).

Failure to provide a properly completed form will result in your payment(s) being subject to the default rate; providing fraudulent information may subject you to penalties.

Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The average time and expenses required to complete and file this form will vary depending on individual circumstances. For estimated averages, see the instructions for your income tax return.

If you have suggestions for making this form simpler, we would be happy to hear from you. See the instructions for your income tax return.